EXHIBIT 10.1

CAR AND HOTEL DATABASE ADDENDUM

This Car and Hotel Database Addendum dated January 23, 2013 (“Addendum”) is by and between Travelport, LP, Travelport Global Distribution System, BV (collectively, “Travelport”) and Orbitz Worldwide, LLC (“Subscriber”).

WHEREAS, Subscriber and Travelport entered into to the Subscriber Services Agreement dated July 23, 2007 (“Agreement”); and

WHEREAS, Subscriber and Travelport now desire to amend the Agreement to provide Subscriber with access to certain car and hotel products and services, as elected by Subscriber, according to the further terms and conditions set forth herein.

NOW, THEREFORE, it is agreed:

1.	Definitions. As used in this Addendum, the following terms will have the following meanings:

“Car Content Database” means certain corollary information relative to car rental services distributed through the Travelport GDS as described in Exhibit A hereto.

“Geocodes” refers to latitude and longitude data provided for certain hotel properties and rental car facilities in the Travelport GDS. Travelport will provide Geocodes to Subscriber in a form and format to be agreed upon by the parties, in advance in writing, and will update Geocodes on a monthly basis, as necessary.

“Hotel Content Database” means certain corollary information relative to hotel services distributed through the Travelport GDS as described in Exhibit A hereto.

2.
Term. The Addendum will be effective upon the later of (i) December 1, 2012 or (ii) the first day of the month in which this Addendum is executed by both parties (except that if Travelport receives the executed Agreement from Subscriber after the 25th day of the month, then the effective date will be the first day of the following month), and will continue until the earlier of: (a) the termination or expiration of the Agreement; or (b) 90 days following written notice of intent to terminate this Addendum by either Subscriber or Travelport.

3.	License Grant

A.
Travelport hereby grants to Subscriber a limited, non-exclusive, non-transferable, worldwide license to access and use the products selected below (“Licensed Products”), subject to the further terms and conditions set forth in this Addendum, and at the fees specified below for each database (check as applicable):

    ☒ Car Content Database:

Description	Per Unit Fee:	Discount:	Total Fee:
Implementation Fee:	$2,500.00	$2,500.00	$0.00
Monthly Maintenance Fee:	$2,500.00	$2,500.00	$0.00

    ☒ Hotel Content Database:

Description	Per Unit Fee:	Discount:	Total Fee:
Implementation Fee:	$2,500.00	$2,500.00	$0.00
Monthly Maintenance Fee:	$2,500.00	$2,500.00	$0.00

B.
The Licensed Products, including all accesses, data, specifications, and associated products, services and information provided to Subscriber hereunder will constitute Services pursuant to the Agreement. Travelport reserves the right to modify the Licensed Products from time to time, including changing, terminating, modifying, replacing or adding to any of the specifications, features, or functions of the Licensed Products or changing the level or type of support of the Licensed Products. If any such modifications result in a documented material adverse impact on the performance of the Licensed Products elected by Subscriber pursuant to section 3.A. of this Addendum, then Subscriber may terminate this Addendum upon no fewer than 30 days' prior written notice to Travelport. Subscriber will not, directly or indirectly, use or allow any third party to use the Licensed Products or any data derived from the Licensed Products to: (i) transact, create, or process any reservation outside the Travelport GDS; (ii) develop or test software applications; (iii) develop, test, market, use, or permit any third party to use any technology, product or service which is competitive with any existing or planned Travelport technology, product or service, as determined by Travelport in Travelport's sole discretion; or (iv) service reservation made outside the Travelport GDS.

4.	General Provisions; Continuation of Agreement

A.
This Addendum is subject to the Agreement, which is incorporated as if fully set forth herein. Except to the extent the Agreement is amended herein, the Agreement remains in full force and effect. To the extent the terms of this Addendum are inconsistent with the terms of the Agreement, for purposes of this Addendum, the terms of this Addendum will control.

B.
This Addendum constitutes the full and final agreement between the parties with respect to the subject matter hereof, and unless otherwise provided, any prior agreements, amendments and understandings, whether written or oral, are hereby superseded upon the complete execution of this Addendum by the parties.

This Addendum is agreed to by Subscriber and Travelport, through their duly authorized undersigned representatives, as follows:

Orbitz Worldwide, LLC:		Travelport, LP: By: Travelport Holdings, LLC, as General Partner
Signature:	/s/ Stephen C. Praven	Signature:	/s/ Teresa Brown
Print Name:	Stephen C. Praven	Print Name:	Teresa Brown
Title:	VP, Business Development	Title:	Senior Manager, Contracts
Date:	1/23/2013	Date:	January 31, 2013

Travelport Global Distribution System, BV

Signature:	/s/ Marco van Ieperen
Print Name:	Marco van Ieperen
Title:	Director
Date:	January 31, 2013

EXHIBIT A

Car Content Database:

Definition	Description
1: Car Location Complete File	Rental locations including vendor code, airport city code, location code and number, address and phone number
2: Latitude/Longitude File	Latitudes and longitudes for car rental locations

Hotel Content Database:

Definition	Description
1: Change File	List of Property Adds, Deletes and Chain code switches for the previous month
2: Property File	Chain code, property number, name, address, phone, property status, amenities, property type, property location
3: Property File Expanded	Property file plus description Keywords
4: PC File 2	Chain code, property number, name, address, phone and property status
5: Vendor File	Chain code and chain name
6: Latitude/Longitude File	Chain code, Property number, Country code, Latitude, Longitude